AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST


        THIS  AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
         OF TRUST is made as of the 14th day of June, 2004.

         WHEREAS, on March 26, 2004, the Board of Trustees of American Century Investment Trust (the "Trust") amended and restated the Trust's Agreement and Declaration of Trust (the "Declaration of Trust");

         WHEREAS, the Trustees have determined that it is in the best interests of the Trust to create a new class to the High-Yield Fund Series, known as the Institutional Class; and

         WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect the addition of the Institutional Class to the High-Yield Fund Series.

         NOW, THEREFORE, the Declaration of Trust is hereby amended, as of June 14, 2004, by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, a majority the Trustees do hereto set their hands.





Albert A. Eisenstat                                          Ronald J. Gilson




Kathryn A. Hall                                              William M. Lyons




John B. Shoven                                               Jeanne D. Wohlers

                                   Schedule A
                        American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                      Class                              Date of Establishment

         Prime Money Market Fund                     Investor Class                     06/13/1993
                                                     Advisor Class                      06/01/1998
                                                     A Class                            05/08/2002
                                                     B Class                            05/08/2002
                                                     C Class                            05/01/2001
                                                     C Class II                         05/08/2002

         Diversified Bond Fund                       Investor                           08/01/2001
                                                     Advisor                            08/01/2001
                                                     Institutional                      08/01/2001
                                                     A Class                            05/08/2002
                                                     B Class                            05/08/2002
                                                     C Class                            05/08/2002
                                                     C Class II                         05/08/2002

         Premium Money Market Fund                   Investor                           08/01/2001

         High-Yield Fund                             Investor                           05/08/2002
                                                     Advisor                            05/08/2002
                                                     Institutional                      06/14/2004
                                                     A Class                            05/08/2002
                                                     B Class                            05/08/2002
                                                     C Class                            05/08/2002
                                                     C Class II                         05/08/2002


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.